STEELE & CO.*
Chartered Accountants
*Representing incorporated professionals

Suite 808
808 West Hastings Street
Vancouver, BC V6C 1C8 Canada

Telephone: (604) 687-8808
Telefax: (604) 687-2702
Email: email@steele-co.ca

CONSENT OF INDEPENDENT ACCOUNTANTS

Fairchild International Corporation

We hereby consent to the incorporation of documents by reference in the Form S-8 Registration Statement filed January 20, 2003 of Fairchild International Corporation of our independent auditors' report dated April 1, 2002 relating to the financial statements which appear in Fairchild International Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and our independent accountants' report dated May 14, 2002, August 12, 2002 and November 7, 2002 relating to the financial statements which appear in Fairchild International Corporation's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 respectively. We also consent to the reference to us under the heading "Experts" in the reoffer prospectus which is a part of such Form S-8 Registration Statement.

/s/ Steele & Co.
STEELE & CO

Vancouver, Canada
January 16, 2003